Exhibit 99.6

(Bilateral Form)

(ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA MASTER AGREEMENT

dated as of July 22, 2008

between

MERRILL LYNCH CAPITAL SERVICES, INC. (“Party A”)	and	MERRILL AUTO TRUST SECURITIZATION 2008-1 (“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraph 1.  Interpretation

(a)          Definitions and Inconsistency.  Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex.  In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)          Secured Party and Pledgor.  All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2.  Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Copyright © 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 3.  Credit Support Obligations

(a)           Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)            the Credit Support Amount

exceeds

(ii)           the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)           Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)           the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)           the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph l3, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4.  Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)           Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)           no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)          no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)           Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)           Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

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(d)           Substitutions.

(i)           Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)           subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5.  Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)           In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)           utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)           calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)           utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)           In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

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Paragraph 6.  Holding and Using Posted Collateral

(a)           Care of Posted Collateral.  Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)           Eligibility to Hold Posted Collateral; Custodians.

(i)           General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)           Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral. then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)           Liability. The Secured Parry will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)           Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)           sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)           register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)           Distributions and Interest Amount.

(i)           Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

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(ii)           Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7.  Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement. an Event of Default will exist with respect to a party if:

(i)           that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral,  Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)           that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)          that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8.  Certain Rights and Remedies

(a)           Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)           all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)          any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)         the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)         the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

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(b)           Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)            the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)           the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)          the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)          to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)           Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)           to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)           Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)           Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9.  Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)           it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)           it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)          upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)          the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

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Paragraph 10.  Expenses

(a)           General. Except as otherwise provided in Paragraphs 10(b) and l0(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)           Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)           Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11.  Miscellaneous

(a)           Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)           Further Assurances.  Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)           Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)           Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)           Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)           Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

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Paragraph 12.  Definitions

As used in this Annex: –

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c).  Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x)            the amount of that Cash on that day; multiplied by

(y)           the Interest Rate in effect for that day; divided by

(z)            360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day,” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

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“Minimum Transfer Amount” means with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13,

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specific in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)           in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)           in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)           in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)           in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph  13.

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“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:.

(i)           Eligible Collateral or Posted Collateral that is:

(A)           Cash, the amount thereof; and

(B)           a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii)          Posted Collateral that consists of items that are not specified as Eligible Collateral, zero: and

(iii)         Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

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ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of  July 22, 2008 between
MERRILL LYNCH CAPITAL SERVICES, INC.,
a corporation organized and existing
under the laws of the State of  Delaware (hereinafter referred to as “Party A” or “Pledgor”),
and
MERRILL AUTO TRUST SECURITIZATION 2008-1, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as “Party B” or “Secured Party”)

Paragraph 13.  Elections and Variables

(a)	Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A:                                           None.

With respect to Party B:                                           None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	"Delivery Amount" has the meaning specified in Paragraph 3(a); provided that

(i)	the words “upon a demand made by the Pledgor on or promptly following a Valuation Date” shall be replaced with the words “not later than the close of business on each Valuation Date”;

(ii)	the second sentence of Paragraph 3(a) is deleted in its entirety and replaced with the following:

The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of:

(1)
the amount by which the Moody’s Credit Support Amount exceeds the Value (determined using the applicable Moody’s Valuation Percentage) as of that Valuation Date of all Posted Credit Support held by the Secured Party;

(2)
the amount by which the S&P Credit Support Amount exceeds the S&P Value (determined using the applicable Valuation Percentage) as of that Valuation Date of all Posted Credit Support held by the Secured Party; and

(3)
the amount by which the Fitch Credit Support Amount exceeds the Value (determined using the applicable Valuation Percentage) as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(iii)
Party A and Party B agree that, notwithstanding Paragraphs 3 and 4, upon the first occurrence of a Collateralization Event or a Ratings Event  (or the reoccurrence of Collateralization Event or a Ratings Event after Party A came back into compliance with the First Level Counterparty Ratings Threshold or the Second Level Counterparty Ratings Threshold),  Party A shall have no obligation to Transfer the Delivery Amount to Party B prior to the end of relevant time periods as set forth in Part 5 (o) of the Schedule.

(B)	"Return Amount" has the meaning specified in Paragraph 3(b); provided that the second sentence of Paragraph 3(a) is deleted in its entirety and replaced with the following:

The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of:

(1)
the amount by which the Value (determined using the applicable Moody’s Valuation Percentage) as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody’s Credit Support Amount;

(2)
the amount by which the S&P Value (determined using the applicable Valuation Percentage) as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds the S&P Credit Support Amount; and

(3)
the amount by which the Value (determined using the applicable Valuation Percentage) as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Fitch Credit Support Amount.

(C)	"Fitch Credit Support Amount" means:

(w)	if no Collateralization Event or Ratings Event has occurred with respect to Fitch, zero (0);

(x)
if a Collateralization Event or a Ratings Event has occurred and been continuing with respect to Fitch, the greater of (i) zero and (ii) the sum , for each Transaction to which this Annex relates, of (A) the Secured Party’s Exposure and (B) the product of (a) the related Fitch Volatility Buffer for such Transaction and (b) the Notional Amount of such Transaction for the Calculation Period of such transaction which includes the Valuation Date.

Fitch Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table:

Remaining Weighted Average Maturity of such Transaction (years)	1	2	3	4	5	6	7	8
Volatility Buffer: %	0.6	1.4	2.2	3.0	3.6	4.1	4.7	5.1

Remaining Weighted Average Maturity of such Transaction (years)	9	10
Volatility Buffer: %	5.6	6.1

(D)	"S&P Credit Support Amount" means:

(w)	if no Collateralization Event or Ratings Event has occurred with respect to S&P, zero (0);

(x)	if a Collateralization Event (but no Ratings Event) has occurred and been continuing with respect to S&P, the greater of (i) zero and (ii) an amount equal to the Secured Party’s Exposure;

(y)	if a Ratings Event with respect to S&P has occurred and been continuing, an amount equal to the greater of (i) zero and (ii) the product of (a) Secured Party’s Exposure and (b) 125%.

                      (E)           “Moody’s Credit Support Amount” means:

(w)	if no Collateralization Event or Ratings Event has occurred with respect to Moody’s, zero (0);

(x)
if the (A) Moody’s Second Level Valuation Percentages do not apply and (B) less than 30 Local Business Days have elapsed since the last time the Moody’s Second Level Valuation Percentages did not apply, the greater of (x) zero and (y) the sum of (i) the Secured Party’s Exposure and (ii) the aggregate of the Moody’s First Trigger Additional Amounts for each Transaction in respect of such Valuation Date; and

(x)
if  (A) Moody’s Second Level Valuation Percentages applies and (B) at least 30 Local Business Days have elapsed since the last time the Moody’s Second Level Valuation Percentages did not apply, the greatest of (x) zero, (y) the aggregate amount of  the Next Payments (each determined based on the rates prevailing on such Valuation Date) for all Next Payment Dates, and (z) the sum of the Secured Party’s Exposure and the aggregate of the Moody’s Second Trigger Additional Amounts for each Transaction in respect of such Valuation Date.

“Moody’s First Trigger Additional Amount” means, for any Valuation Date and any Transaction, the lesser of (i) the product of the Moody’s First Trigger Single Currency DV01 Multiplier and the Transaction Single Currency DV01 and (ii) the product of the Moody’s First Trigger Single Currency Notional Amount Multiplier and the Notional Amount of such Transaction for the Calculation Period which includes such Valuation Date.

“Moody’s First Trigger Single Currency DV01 Multiplier” means 15.

“Moody’s First Trigger Single Currency Notional Amount Multiplier” means, for any Valuation Date and any Transaction, the amount set forth opposite the Weighted Average Life of such Transaction.  Numbers of years set forth beneath “Weighted Average Life of Transaction” below shall be interpreted as being from but excluding the lower number to and including the higher number.

Weighted Average Life of Transaction (in years)	Multiplier
1 or less	0.0015
1-2	0.0030
2-3	0.0040
3-4	0.0060
4-5	0.0070
5-6	0.0080
6-7	0.0100
7-8	0.0110
8-9	0.0120
9-10	0.0130
10-11	0.0140
11-12	0.0150
12-13	0.0160
13-14	0.0170
14-15	0.0180
15-16	0.0190
16 and above	0.0200

“Moody’s Second Trigger Additional Amount” means, for any Valuation Date and any Transaction,:

(i)
in respect of any Transaction that is an Optionality Hedge, the lesser of (A) the product of the Moody’s Second Trigger Single Currency DV01 Multiplier (Optionality) and the Transaction Single Currency DV01 for such Transaction and (B) the product of the Moody’s Second Trigger Single Currency DV01 Multiplier (Optionality) and the Notional Amount of such Transaction for the Calculation Period which includes such Valuation Date; and

(ii)
in respect of any Transaction that is not an Optionality Hedge, the lesser of (A) the product of the Moody’s Second Trigger Single Currency DV01 Multiplier and the Transaction Single Currency DV01 for such Transaction and (B) the product of the Moody’s Second Trigger Single Currency DV01 Multiplier and the Notional Amount of such Transaction for the Calculation Period which includes such Valuation Date.

“Moody’s Second Trigger Single Currency DV01 Multiplier” means 50.

“Moody’s Second Trigger Single Currency DV01 Multiplier (Optionality)” means 65.

“Moody’s Second Trigger Single Currency Notional Amount Multiplier” means, for any Valuation Date and any Transaction, the amount set forth opposite the Weighted Average Life of such Transaction.  Numbers of years set forth beneath “Weighted Average Life of Transaction” below shall be interpreted as being from but excluding the lower number to and including the higher number.

Weighted Average Life of Transaction (in years)	Multiplier
1 or less	0.0050
1-2	0.0100
2-3	0.0150
3-4	0.0190
4-5	0.0240
5-6	0.0280
6-7	0.0320
7-8	0.0360
8-9	0.0400
9-10	0.0440
10-11	0.0470
11-12	0.0500
12-13	0.0540
13-14	0.0570
14-15	0.0600
15-16	0.0630
16-17	0.0660
17-18	0.0690
18-19	0.0720
19-20	0.0750
20-21	0.0780
21 and above	0.0800

“Moody’s Second Trigger Single Currency Notional Amount Multiplier (Optionality)” means, for any Valuation Date and any Transaction, the amount set forth opposite the Weighted Average Life of such Transaction.  Numbers of years set forth beneath “Weighted Average Life of Transaction” below shall be interpreted as being from but excluding the lower number to and including the higher number.

Weighted Average Life of Transaction (in years)	Multiplier
1 or less	0.0065
1-2	0.0130
2-3	0.0190
3-4	0.0250
4-5	0.0310
5-6	0.0360
6-7	0.0420
7-8	0.0470
8-9	0.0520
9-10	0.0570
10-11	0.0610
11-12	0.0650
12-13	0.0700
13-14	0.0740
14-15	0.0780
15-16	0.0820
16-17	0.0860
17-18	0.0900
18-19	0.0940
19-20	0.0970
20 and above	0.1000

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the USD amount of any payments due to be made by Party A under Section 2(a) of the Agreement on such Next Payment Date minus the USD amount of any payments due to be made by Party B under Section 2(a) of the Agreement on such Next Payment Date and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Optionality Hedge” means any Transaction that is a cap, floor, swaption or Transaction-Specific Hedge.

“S&P Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)           Eligible Collateral or Posted Collateral that is:

(A) Cash, the amount thereof multiplied by the applicable Valuation Percentage; and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicableValuation Percentage, if any;

(ii)           Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)           Other Eligible Support and Other Posted Support, as specified in Paragraph 13(j).

“Transaction Single Currency DV01” means, with respect to a Transaction and any date of determination, the  estimated change in the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent.

“Transaction-Specific Hedge” means any Transaction in respect of which the Notional Amount for each Calculation Period is “balance guaranteed” or otherwise not an amount that is fixed at the inception of the Transaction.

“Weighted Average Life” means, in respect of any Transaction, the weighted average life of such Transaction, as determined by the Valuation Agent in its commercially reasonable discretion.

(ii)	Eligible Collateral. The following items will qualify as "Eligible Collateral" for Party A:

		Fitch Valuation Percentage	Moody’s First Level Valuation Percentage	Moody’s Second Level Valuation Percentage
(A)	USD Cash	100%	100%	100%
(B)	Treasury Bills	99,5%	100%	100%
(C)	2-Year Treasury Notes	98,2%	100%	99%
(D)	3-Year Treasury Notes	98,2%	100%	98%
(E)	5-Year Treasury Notes	96,6%	100%	97%
(F)	7-Year Treasury Notes	95,3%	100%	96%
(G)	10-Year Treasury Notes	93,9%	100%	94%

		S&P First Level Valuation Percentage	S&P Second Level Valuation Percentage
(A)	USD Cash	100%	80%
(B)	Treasury Bills	98%	78%
(C)	2-Year Treasury Notes	98%	78%
(D)	3-Year Treasury Notes	98%	78%
(E)	5-Year Treasury Notes	98%	78%
(F)	7-Year Treasury Notes	92%	74%
(G)	10-Year Treasury Notes	92%	74%

“Moody’s Valuation Percentage” means, with respect to any item of Eligible Collateral, the Moody’s First Level Valuation Percentage or the Moody’s Second Level Valuation Percentage, as the case may be, for that item of Eligible Collateral.

“Stripped Treasury Security” means a Treasury Bill, Treasury Note or Treasury Bond that (i) is a non-interest bearing security, (ii) was originally an interest-bearing security from which coupons representing the right to the payment of interest have been removed, or (iii) is an interest-bearing security from which the right to the payment of principal has been removed.

“Treasury Bills” means negotiable debt obligations issued by the U.S. Treasury Department (other than a Stripped Treasury Security) having a remaining maturity of not more than one year.

“Valuation Percentage” means, (i) if any Collateralization Event has occurred with respect to a Fitch rating, the Fitch First Level Collateralization Percentage; (ii) if any Ratings Event has occurred with respect to a Fitch rating, the Fitch Second Level Collateralization Percentage; (iii) if any Collateralization Event  has occurred with respect to an S&P rating, the S&P First Level Collateralization Percentage; (iv) if any Ratings Event has occurred with respect to a S&P rating, the S&P Second Level Collateralization Percentage; (v) if any Collateralization Event has occurred with respect to a Moody’s rating, the Moody’s First Level Collateralization Percentage; and (vi) if any Ratings Event has occurred with respect to a Moody’s rating, the Moody’s Second Level Collateralization Percentage.

“2-Year Treasury Notes” means negotiable debt obligations issued by the U.S. Treasury Department (other than a Stripped Treasury Security) having a remaining maturity of more than one year but not more than two years.

“3-Year Treasury Notes” means negotiable debt obligations issued by the U.S. Treasury Department (other than a Stripped Treasury Security) having a remaining maturity of more than two years but not more than three years.

“5-Year Treasury Notes” means negotiable debt obligations issued by the U.S. Treasury Department (other than a Stripped Treasury Security) having a remaining maturity of more than three years but not more than five years.

“7-Year Treasury Notes” means negotiable debt obligations issued by the U.S. Treasury Department (other than a Stripped Treasury Security) having a remaining maturity of more than five years but not more than seven years.

“10-Year Treasury Notes” means negotiable debt obligations issued by the U.S. Treasury Department (other than a Stripped Treasury Security) having a remaining maturity of more than seven years but not more than ten years.

Certificated securities shall not constitute “Eligible Collateral”.

(iii)	Other Eligible Support. None.

(iv)	Thresholds.

(A)	"Independent Amount" means: Not Applicable.

(B)	"Threshold" means with respect to Party A: (1) if a Collateralization Event or a Ratings Event is continuing, zero and (2) otherwise, infinity

(C)	"Threshold" means with respect to Party B: Not Applicable.

(D)	"Minimum Transfer Amount" means with respect to Party A and Party B: $50,000.

(E)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $10,000.

(c)	Valuation and Timing

(i)	"Valuation Agent” means Party A.

(ii)	"Valuation Date" means each Local Business Day.

(iii)
"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	"Notification Time" means 10:00 a.m., New York time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party's Rights and Remedies. No event shall constitute a “Specified Condition.”

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. The Pledgor may substitute Eligible Credit Support pursuant to Paragraph 4(d) without consent from the Secured Party.

(f)	Dispute Resolution.

(i)	"Resolution Time" means 1:00 p.m., New York time, on the first Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)	Value. For the purpose of Paragraph 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

(A)	with respect to any USD Cash; the amount thereof; and

(B)
with respect to any Eligible Collateral comprising securities, the sum of (i) (x) the arithmetic mean of the closing bid prices quoted on the relevant date of three nationally recognized principal market makers (which may include an affiliate of Party A) for such security chosen by the Valuation Agent multiplied by the applicable Valuation Percentage or (y) if no quotations are available from such principal market makers on the relevant date, the arithmetic mean of the closing bid prices on the next preceding date multiplied by the applicable Valuation Percentage plus (ii) the accrued interest on such security (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in sub clause (i) of this clause) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians.  Party B shall be entitled to hold Posted Collateral pursuant to Paragraph 6(b) only through the Trustee (as defined in the Indenture) so long as Party B (or any Custodian) is a financial institution located in the United States having total assets of at least $250,000,000 and (i) a short term unsecured and unsubordinated debt or counterparty rating of “Prime-1” from Moody’s and (ii) a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”.

In the event that Party A (or any Custodian) no longer satisfies the credit ratings of S&P set forth in clause (ii) above, Party B shall cause any Posted Collateral to be moved to another financial institution satisfying such credit ratings in clause (ii) above within 60 calendar days.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B.

(h)	Distribution and Interest Amount.

(i)	Interest Rate. The "Interest Rate" will be the rate per annum equal to the overnight Federal Funds Rate as reported in Federal Reserve Publication H.15-519.

(ii)
Transfer of Interest Amount.  The Transfer of Interest Amount will be made on the last Local Business Day of each calendar month, and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)
Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply, provided that Party B shall not be obliged to transfer any Interest Amount unless and until it has earned and received such Interest Amount.

(i)	Additional Representation(s). Not Applicable.

(j)	Other Eligible Support and Other Posted Support.

(i)	"Value" with respect to Other Eligible Support and Other Posted Support means: Not Applicable

(ii)	"Transfer" with respect to Other Eligible Support and Other Posted Support means: Not Applicable

(k)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement.

(l)	Addresses for Transfers.

        Party A:            To be notified to Party B by Party A at the time of the request for the Transfer.

        Party B:             To be notified to Party A by Party B at the time of the request for the Transfer.

(m)	Other Provisions

(i)	Additional Definitions.

As used in this Annex:

“Local Business Day” means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree).

(ii)	Holding Collateral

Paragraph 6(a) is hereby amended by adding the following sentence to the end thereof:

“The Secured Party shall segregate and separately account on its books and records the Posted Collateral (including for the sake of clarity, any cash proceeds of or distribution on such Posted Collateral) held by it from all other assets it may hold.  Segregation may be accomplished by appropriate identification on the books and records of the Secured Party.”

(iii)	Posted Collateral

The definition of Posted Collateral shall also include any and all accounts in which Cash Collateral is held.

(iv)	Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(v)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, and (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(vi)
Expenses.  Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

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Confirmed as of the date first written above.

MERRILL LYNCH CAPITAL SERVICES, INC.

By:    James Hsu

Title: Authorized Signatory

Date: 7/25/08

MERRILL AUTO TRUST SECURITIZATION 2008-1

By:           U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee

By:    /s/ Diane L. Reynolds

Title: Vice President

Date: 7/25/08